PARTNERS BALANCED TRUST
100 BELLEVUE PARKWAY
WILMINGTON, DELAWARE 19809

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 14, 2005

     Notice is hereby given to the shareholders of Partners Balanced Trust (the "Trust") that:

     The Special Meeting of shareholders of the Trust (the "Special Meeting") will be held at BlackRock, Park Avenue Plaza, 55 East 52nd Street, 11th floor, New York, New York 10055, on Wednesday, September 14, 2005, at 9:30 a.m. (New York City time). The Special Meeting is being held for the following purposes:

      1. To approve a proposed Plan of Liquidation and Dissolution with respect to the Trust; and

      2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

THE BOARD OF TRUSTEES (THE "BOARD") OF THE TRUST, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.

     We encourage you to contact BlackRock toll free at (800) 882-0052 (choose the third option) from 9:00 a.m. to 6:00 p.m. (New York City time) if you have any questions.

     The Board of the Trust has fixed the close of business on August 8, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. We urge you to mark, sign, date, and mail the enclosed white proxy in the postage-paid envelope provided or record your voting instructions via telephone so you will be represented at the Special Meeting.

By order of the
Board of Trustees of the Trust

Vincent B. Tritto, Secretary of the Trust

New York, New York
August 17, 2005

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE BY TELEPHONE OR MAIL. IF VOTING BY MAIL PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU WILL BE ABLE TO DO SO AND YOUR VOTE AT THE SPECIAL MEETING WILL REVOKE ANY PROXY YOU MAY HAVE SUBMITTED. YOUR VOTE IS EXTREMELY IMPORTANT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE SEND IN YOUR WHITE PROXY CARD TODAY.

PARTNERS BALANCED TRUST
PROXY STATEMENT
FOR
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 14, 2005

     This document will give you the information you need to vote on the matters listed on the accompanying Notice of Special Meeting of shareholders ("Notice of Special Meeting"). Much of the information in this Proxy Statement ("Proxy Statement") is required under rules of the Securities and Exchange Commission ("SEC"); some of it is technical. If there is anything you don't understand, please contact us at our toll-free number, (800) 882-0052 (choose the third option).

     This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board") of Partners Balanced Trust (the "Trust") of proxies to be voted at the Special Meeting of shareholders of the Trust to be held on Wednesday, September 14, 2005, at 9:30 a.m. (New York City time) and any adjournment or postponement thereof (the "Special Meeting"). The Special Meeting will be held at BlackRock, Park Avenue Plaza, 55 East 52nd Street, 11th floor, New York, New York 10055. This Proxy Statement, the Notice of Special Meeting and the enclosed proxy card are first being sent to the Trust's shareholders on or about August 17, 2005.

     BlackRock Advisors, Inc., the advisor of the Trust (the "Advisor"), located at 100 Bellevue Parkway, Wilmington, Delaware 19809, is a wholly owned subsidiary of BlackRock, Inc. ("BlackRock"), which is one of the largest publicly traded investment management firms in the United States, with approximately $414.4 billion of assets under management as of June 30, 2005. BlackRock manages assets on behalf of institutions and individual investors worldwide, through a variety of equity, fixed income, liquidity and alternative investment separate accounts and mutual funds, including the BlackRock Funds and BlackRock Liquidity Funds. In addition, BlackRock provides risk management and investment system services to a growing number of institutional investors under the BlackRock Solutions® name. Clients are served from BlackRock's headquarters in New York City, as well as offices in Boston, Edinburgh, Hong Kong, Morristown, San Francisco, Singapore, Sydney, Tokyo and Wilmington. BlackRock is a member of The PNC Financial Services Group, Inc. (NYSE: "PNC"), one of the largest diversified financial services organizations in the United States, and is majority owned by PNC and by BlackRock employees. The Advisor also acts as the administrator of the Trust.

     Wellington Management Company, LLP ("Wellington Management"), located at 75 State Street, Boston, Massachusetts 02109, acts as a Sub-Advisor to the Trust. Wellington Management is an asset management firm with approximately $484 billion of assets under management, with approximately $310.6 billion in equity securities under management as of June 30, 2005. Wellington Management is a Massachusetts limited liability partnership owned entirely by its partners, all of whom are active in the firm. Wellington Management is responsible for the day-to-day management of the Trust's equity portfolio, which includes the buying and selling of equity securities for the Trust and investment research on such securities.

* WHY IS A SHAREHOLDER MEETING BEING HELD?

     Because the Board determined that it would be in the best interest of the Trust and the Trust's shareholders to liquidate and dissolve the Trust.

* WHAT PROPOSAL WILL BE VOTED ON?

     Shareholders of the Trust are being asked to approve a proposed Plan of Liquidation and Dissolution with regard to the Trust (the "Proposal").

* WILL MY VOTE MAKE A DIFFERENCE?

     YES! Your vote is important and will make a difference in the governance of the Trust, no matter how many shares you own.

* WHO IS ASKING FOR YOUR VOTE?

     The enclosed proxy is solicited by the Board of the Trust for use at the Special Meeting to be held on Wednesday, September 14, 2005, and, if the Special Meeting is adjourned or postponed, at any later meetings, for the purposes stated in the Notice of Special Meeting. The Notice of Special Meeting, the proxy and this Proxy Statement are being mailed on or about August 17, 2005.

* HOW DOES THE TRUST'S BOARD RECOMMEND THAT SHAREHOLDERS VOTE ON THE PROPOSAL?

     The Board unanimously recommends that you vote "FOR" the Proposal.

* WHO IS ELIGIBLE TO VOTE?

     Shareholders of record of the Trust at the close of business on August 8, 2005 are entitled to be present and to vote at the Special Meeting or any adjourned or postponed meeting.

     Each share is entitled to one vote. Shares represented by duly executed proxies will be voted in accordance with your instructions. If you sign the proxy, but don't fill in a vote, your shares will be voted "FOR" the Proposal. If any other business is properly brought before the Trust's Special Meeting, your shares will be voted by the proxy holders in their discretion.

     All properly executed proxies received prior to the Special Meeting will be voted at the Special Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Shareholders may revoke their proxies at any time prior to the time they are voted by giving written notice to the Secretary of the Trust by delivering a subsequently dated proxy or by attending and voting at the Special Meeting.

* HOW MANY SHARES OF THE TRUST WERE OUTSTANDING AS OF THE RECORD DATE?

     At the close of business on August 8, 2005, Partners Balanced Trust had 1,208,852 common shares outstanding.

The Proposal

* PROPOSAL: TO APPROVE A PROPOSED PLAN OF LIQUIDATION AND DISSOLUTION WITH RESPECT TO THE TRUST

Reasons for Liquidation and Dissolution

     The Trust is a closed-end interval fund that was launched in April 2003, with $37 million raised in its initial offering. The Trust is a balanced fund with approximately two-thirds of its assets in fixed income (managed by the Advisor) and one-third in equity (managed by Wellington Management). Its shares were continuously offered prior to the close of business on April 29, 2005, when the Board suspended sales. The Trust continues to provide quarterly tender offers.

     Shortly after the close of the initial offering, the Advisor filed exemptive relief applications with the SEC in order to enhance the structure of the Trust to allow for (i) enhanced liquidity through monthly tenders and (ii) enhanced pricing options, including a level load share class. The Trust has yet to receive exemptive relief on either application.

     Approximately $22.8 million of the Trust's shares have been tendered and there have been approximately $7.9 million in new share sales (including dividend reinvestment shares) since the Trust's inception. On a net basis, the Trust's net assets have been reduced by approximately $10 million (or approximately 26%) since inception.

     The Advisor has been voluntarily capping the Trust's total expenses by waiving a portion of its advisory fee and/or reimbursing some of the Trust's expenses since its inception. The decrease in assets has resulted in the Trust's annual total expense ratio (without giving effect to the expense cap) to rise significantly. This has in turn required the Advisor to increase its subsidization of the Trust. The Advisor has advised the Board that it believes the Trust's declining asset level and resulting rise in gross expense ratio has created diseconomies of scale and that the Trust is now too small to remain economically viable. The Advisor does not believe that the Trust's expense ratio will continue to be competitive with similar funds currently offered in the market to investors unless the Advisor continues voluntarily to cap the Trust's expenses for the foreseeable future. There are no assurances that the Advisor will continue the voluntary expense waiver indefinitely if the liquidation proposal is not approved.

     Prior to recommending the Trust's liquidation to the Board, the officers of the Trust sought to determine whether a merger or transfer of assets would be possible, and if so, whether it would produce desirable results for shareholders. Management reviewed current market conditions, the similarities between the Trust and other open-end and closed-end registered investment companies managed by BlackRock and its affiliates, the relatively small size of the Trust, the time, effort and expense required to effect a transaction, and the tax related implications for shareholders of such a transaction. The officers also considered the costs involved in the liquidation and dissolution of the Trust relative to these costs.

     At a Board meeting held on May 26, 2005, the Trustees considered several options:

  Do nothing. The Trust has not reached critical mass and the Trust is not expected to receive exemptive relief from the SEC in the near future. Without change, the Trust is likely to continue to shrink;
  Merge into a new exchange-traded closed-end fund. There is lack of demand for a comparable new exchange-traded closed-end fund;
  Merge into an existing BlackRock open-end fund. The most similar BlackRock open-end fund has a significantly different investment objective, portfolio breakdown, and current income level and, therefore, is not advantageous to the Trust or its shareholders; or
  Convert into an open-end fund. In order for the Trust to be a competitive open-end fund, the Trust's objectives and strategies would need to be significantly altered to give investors more exposure to the equity markets. The Trust would need to reach a critical mass relatively quickly or it would face constraints such as high expenses and investment difficulties associated with a small portfolio.

     In light of the negatives associated with each of the other options, the Board also considered terminating the Trust in light of the historical performance record of the Trust and the negative impact that its continuing small asset size and higher expense ratio would likely have on Trust performance going forward. In determining whether it was appropriate to recommend liquidation of the Trust to shareholders, the Board carefully evaluated the information provided by the Advisor, and was advised by independent legal counsel with respect to its deliberations.

     At the conclusion of the May 26, 2005 meeting, the Board took the Advisor's recommendation under advisement and requested that additional materials be provided for review, such as a draft proxy, a draft plan of liquidation and information regarding the possibility that shareholders of the Trust may be able to reinvest proceeds from the liquidation of the Trust in various of BlackRock open-end funds without paying a sales load.

     After receiving and considering this additional information, the Board, upon the recommendation of the Advisor, by a unanimous written consent dated July 18, 2005, determined that it would be in the best interests of the Trust and the Trust's shareholders to liquidate and dissolve the Trust. The Board, including all of the Trustees who are not "interested persons" (for regulatory purposes) of the Trust or the Advisor (the "Independent Trustees"), approved the proposed liquidation and dissolution of the Trust pursuant to a Plan of Liquidation and Dissolution (the "Plan"). A form of the Plan is attached to this Proxy Statement as Appendix A, and qualifies in its entirety the summary of the Plan set forth below. The Plan provides for the liquidation of the Trust's assets and the distribution to the Trust's shareholders, of all of the proceeds of the liquidation. The Plan also provides that, if the Proposal is approved by shareholders the Trust will no longer conduct quarterly tender offers. Accordingly, a vote to approve the termination of the Trust also is a vote to terminate tender offers pending liquidation of the Trust. If the Proposal is approved by the shareholders of the Trust, the Trust currently anticipates that the net proceeds from the liquidation of the Trust's portfolio (after deduction for amounts estimated to be necessary to satisfy the debts and liabilities of the Trust) will be paid to shareholders pro rata, in cash approximately 30 days after shareholder approve the liquidation. If approval is received on September 14, 2005, all transfers of the shares will be suspended on or about October 6, 2005 to prepare for the liquidating distribution, which will be made on or about October 14, 2005. Shareholder approval of the Trust's liquidation and dissolution is required before it can be liquidated and dissolved. For the reasons set forth below, the Board recommends that the shareholders of the Trust vote to approve the Proposal calling for the liquidation and dissolution of the Trust. If the Trust's shareholders do not approve the Plan, the Trust will continue to exist as a registered investment company in accordance with its stated objective and polices. In such case, the Board would consider what, if any, steps to take concerning the Trust and its shareholders.

     The Trustees approved the Plan and recommend that the Trust's shareholders approve the Plan on the basis of the following considerations, among others:

  The assets of the Trust have been reduced since the initial offering of the Trust, leaving the Trust too small to be economically viable;
  The Trust's expense ratio would be higher if not for the continued fee waivers and expense reimbursements by the Advisor;
  Shareholders continue to redeem shares during tender periods (the Trust is slowly liquidating itself);
  The Trust is getting smaller, which limits investment flexibility and options;
  Shareholders who purchased their shares in the initial offering have earned back the initial underwriting spread of 4.5% plus 1.55%. In addition, shareholders have received approximately 14.96% of their initial investment in dividends and capital gains distributions; and
  Possible alternatives to liquidation, including the merger of the Trust into another trust, are problematic in the current circumstances and may not be advantageous to the Trust or its shareholders.

     In reaching its decision to recommend approval of the Plan, the Board did not identify any single factor as being of paramount importance. Based upon its review, the Board determined that it would be in the best interests of the Trust and its shareholders to liquidate the Trust promptly, in accordance with the Plan. Accordingly, after consideration of the above factors, and such other factors and information it considered relevant, by unanimous written consent the Board recommends approval of the Plan by the Trust's shareholders.

     At any time within 60 days from the date of the final liquidating distribution of the Trust's assets, former shareholders of the Trust may invest their proceeds from the liquidation of the Trust in Investor A Shares of Equity and Bond Portfolios of BlackRock FundsSM, a Massachusetts business trust (the "BlackRock Funds"), without paying any front-end sales charge. Shareholder's interested in investing in the BlackRock Funds should obtain and read carefully the current prospectus for those funds, which contains information about the funds' investment objectives, risks, strategies, charges and expenses. A prospectus of any of the BlackRock Funds may be obtained by calling BlackRock Funds at (800)882-0052 (choose the third option) between the hours of 8:00 a.m. and 6:00 p.m. (New York City time) or by logging on to the BlackRock Funds' web site, www.blackrock.com/indiv/products/openfunds/funds.html. A list of the BlackRock Funds in which you may invest is attached to this Proxy Statement as Appendix D.

Terms of the Plan

     Following are some of the key terms of the Plan, which is attached as Appendix A to this Proxy Statement and qualifies the following summary in its entirety.

     Effective Date of the Plan and Liquidation of the Trust's Assets. The Plan shall become effective with respect to the Trust on the date of its adoption and approval by the shareholders of the Trust. Following this approval, the Trust will: (i) cease to invest its assets in accordance with its investment objective and will sell any assets it owns in order to convert its assets to cash; (ii) not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets and distributing its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors; (iii) be dissolved in accordance with the laws of the State of Delaware and the Company's Amended and Restated Agreement and Declaration of Trust; and (iv) no longer conduct quarterly tender offers.

     Liquidation Distribution. On October 14, 2005, or as soon as practical thereafter, the Trust will mail to each shareholder of record of the Trust on that date a liquidating distribution, which will be in cash equal to the shareholder's proportionate interest in the net assets of the Trust (after giving effect to amounts considered necessary to satisfy the Trust's liabilities).

     Expenses. The Advisor will bear all expenses incurred by the Trust in carrying out the Plan.

     Implementation. The Plan provides that the executive committee of the Trust's Board (the "Committee") may take such actions as are necessary to effectuate the Plan, and that the Committee shall have the authority to authorize such amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Trust and to effect the dissolution, complete liquidation and termination of the existence of the Trust and the purposes to be accomplished by the Plan.

Material Federal Tax Consequences

     The following is a general discussion of certain material U.S. federal income tax considerations to U.S. shareholders resulting from the liquidation of the Trust. This discussion is based on current U.S. federal income tax laws, which are subject to change, possibly with retroactive effect. This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to specific U.S. shareholders in light of their particular circumstances or to U.S. shareholders subject to special treatment under U.S. federal income tax law (such as financial institutions, insurance companies, tax-exempt entities, broker-dealers, pension plans or persons that have a "functional currency" other than the U.S. dollar). This discussion does not address any U.S. state or local tax considerations or alternative minimum tax considerations.

     As used in this discussion, the term "U.S. Shareholder" means a beneficial owner of shares of the Trust that is, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state or political subdivision thereof or therein, (c) an estate the income of which is subject to U.S. federal income tax regardless of the source thereof or (d) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. fiduciaries has the authority to control all of its substantial decisions, or certain trusts electing to be treated as U.S. persons. If a partnership (or other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds shares, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds shares, you should consult your tax advisor.

     EACH SHAREHOLDER IS URGED TO CONSULT THEIR TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE LIQUIDATION OF THE TRUST.

     When its shareholders approve the Plan, the Trust will sell its assets and distribute the proceeds and any income to shareholders. The Trust anticipates that it will retain its qualification for treatment as a regulated investment company during the liquidation period and will make all required distributions so that it will not be taxed on any of the Trust's net gain, if any, realized from the sale of its assets.

     A U.S. shareholder who receives a liquidating distribution will be treated as having received the liquidating distribution in exchange for its shares of the Trust. Liquidating distributions will first be a tax-free recovery and reduction of adjusted basis of a U.S. shareholder's shares to the extent thereof and then will be treated as gain. If a U.S. shareholder does not recover all of its adjusted basis, such U.S. shareholder will recognize a loss. If a U.S. shareholders holds shares as capital assets, the gain or loss will be characterized as capital gain or loss. If the shares have been held for more than one year, any such gain will be treated as long term capital gain, taxable to individual U.S. shareholders at preferential rates, and any such loss will be treated as long term capital loss and subject to limitations. Notwithstanding the foregoing, any loss realized by a U.S. shareholder with respect with respect to shares of the Trust held for six months or less will be treated as long term capital loss to the extent of any capital gain dividends with respect to such shares.

     U.S. shareholders should also be aware that liquidating distributions may be subject to a 28% backup withholding tax unless the U.S. shareholder is an entity exempt from withholding (including corporations, tax-exempt corporations and certain qualified nominees), or provides its taxpayer information number ("TIN") and certifies on a properly completed IRS Form W-9 or other substitute form that no loss of exemption from backup withholding has occurred. Backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

     A U.S. shareholder will have the same tax consequences, whether or not he reinvests the proceeds received from the liquidating distribution in other BlackRock funds.

* WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?

     To approve the Proposal with respect to the Trust, the affirmative vote of a "majority of the outstanding voting securities," as defined in the Investment Company Action of 1940, as amended (the "1940 Act"), of shareholders who are eligible to vote on the proposal is required. This means that the Proposal must be approved by the lesser of: (i) 67% of the shares of the Trust present at a meeting of shareholders if the owners of more than 50% of those shares then outstanding are present in person or by proxy; or (ii) more than 50% of the Trust's outstanding shares.

* WILL FUTURE TENDER OFFERS BE HELD?

     If the Plan of Liquidation and Dissolution is approved, there will not be future quarterly tender offers. Accordingly, a vote to approve the termination of the Trust also is a vote to terminate tender offers pending liquidation of the Trust. Tender offers would be suspended so that the Trust may liquidate its assets and wind-up its affairs in an orderly manner and to avoid the expense of an additional tender offer during the liquidation of the Trust. If the Proposal is approved by the shareholders of the Trust, the Trust currently anticipates that the net proceeds from the liquidation of the Trust's portfolio (after deduction for amounts estimated to be necessary to satisfy the debts and liabilities of the Trust) will be paid to shareholders pro rata, in cash approximately 30 days after shareholder approve the liquidation. If approval is received on September 14, 2005, liquidating distributions will be made on or about October 14, 2005.

* HOW CAN SHAREHOLDERS OF THE TRUST SEND COMMUNICATIONS TO THE TRUSTEES?

     Shareholders and other interested parties may contact the Board or any member of the Board by mail or electronically. To communicate with the Board or any member of the Board, correspondence should be addressed to the Board or the Board members with whom you wish to communicate by either name or title. All such correspondence should be sent c/o Secretary of Partners Balanced Trust at P.O. Box 4546, New York, New York 10163. Shareholders may communicate with the Board electronically by sending an email to closedendfundsbod@blackrock.com.

* HOW MANY SHARES OF THE TRUST DO THE TRUSTEES OWN?

     The chart attached hereto as Appendix B lists the number of shares of the Trust beneficially owned by the Trustees.

* HOW LARGE A STAKE DO THE TRUSTEES HAVE IN THE TRUST?

     The Trustees allocate their investments among the various BlackRock closed-end funds based on their own investment needs. The table attached at Appendix C to this Proxy Statement sets forth the dollar range of equity securities of the Trust beneficially owned in the Trust held by each Trustee as of August 8, 2005.

* HOW DO THE TRUSTEES RECOMMEND I VOTE ON THIS PROPOSAL?

     THE TRUSTEES OF PARTNERS BALANCED TRUST, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE APPROVAL OF THE PROPOSED PLAN OF LIQUIDATION AND DISSOLUTION WITH REGARD TO THE TRUST AND TERMINATION OF FUTURE PERIODIC REPURCHASES OF THE TRUST'S SHARES ON THE ENCLOSED WHITE PROXY CARD.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Deloitte & Touche LLP ("D&T") has been selected as the independent registered public accounting firm by the Audit Committee of the Trust and ratified by a majority of the Trust's Board, including a majority of the Independent Trustees by vote cast in person, to audit the accounts of the Trust for and during the Trust's fiscal year ending in 2005. The Trust does not know of any direct or indirect financial interest of D&T in the Trust.

FINANCIAL STATEMENTS AND OTHER INFORMATION

     THE TRUST WILL FURNISH, WITHOUT CHARGE, A COPY OF THE TRUST'S MOST RECENT ANNUAL REPORT AND THE MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT, IF ANY, TO ANY SHAREHOLDER UPON REQUEST. REQUESTS SHOULD BE DIRECTED TO BLACKROCK ADVISORS, INC., 100 BELLEVUE PARKWAY, WILMINGTON, DELAWARE 19809 (TELEPHONE NUMBER (800) 882-0052 (CHOOSE THE THIRD OPTION)).

     Monthly performance and other information regarding the Trust may be found on BlackRock's website, which can be accessed at http://www.blackrock.com/indiv/products/closedendfunds/funds.html. References to BlackRock's website in this Proxy Statement is intended to allow investors to access information regarding the Trust and the BlackRock Funds and does not, and is not intended to, incorporate BlackRock's website into this Proxy Statement.

SHAREHOLDER PROPOSALS

     The Trust is not required to hold annual meetings of shareholders and does not currently intend to hold an annual meeting of shareholders in 2005 whether or not the Trust is liquidated. Shareholder proposals to be presented at any next meeting of shareholders of a Trust, whenever held, must be received at the Trust's principal executive offices, 100 Bellevue Parkway, Wilmington, Delaware, 19809, a reasonable time prior to any such Trustees' solicitation of proxies for any such meeting. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under the federal securities laws.

OTHER MATTERS

     The management of the Trust knows of no other matters which are to be brought before the Special Meeting. However, if any other matters not now known properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

IMPORTANT

     YOUR VOTE AT THIS SPECIAL MEETING IS VERY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR RECORD YOUR VOTING INSTRUCTIONS VIA TELEPHONE.

Very truly yours,

RALPH L. SCHLOSSTEIN
Chairman

ROBERT S. KAPITO
President
August 17, 2005

APPENDIX A

PLAN OF LIQUIDATION AND DISSOLUTION

OF

PARTNERS BALANCED TRUST

     This Plan of Liquidation and Dissolution (the "Plan") is intended to accomplish the complete liquidation and dissolution of Partners Balanced Trust, a Delaware statutory trust (the "Trust"), in accordance with the requirements of the Delaware Statutory Trust Act and pursuant to the terms of the Amended and Restated Agreement and Declaration of Trust of the Trust dated February 3, 2003, as subsequently amended, and provides as follows:

     1. The effective date of this Plan (the "Adoption Date") shall be September , 2005.

     2. On or after the Adoption Date, the Executive Committee of the Trust's Board of Trustees (the "Committee") shall proceed to implement this Plan and shall oversee the complete liquidation and winding up of the Trust pursuant hereto.

     3. The following actions shall be completed as promptly as practicable following the Adoption Date and, following the Adoption Date, the Trust shall be continued in existence as a trust to undertake the following actions (but in no event after the Adoption Date shall the Trust be continued to conduct the business for which the Trust was organized or otherwise continued as a going concern):

          (a) settling and closing the Trust's business in an organized and deliberate manner, including notifying the Trust's service providers of the termination of their agreements with the Trust;

          (b) suspending tenders pending liquidation of the Trust;

          (c) disposing of, conveying and liquidating the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind;

          (d) applying and distributing the proceeds of such liquidation to discharge or make reasonable provision for the Trust's debts and liabilities;

          (e) holding the proceeds of the orderly liquidation of the Trust's assets in cash or cash equivalents during the Liquidation Period (defined below);

          (f) distributing any remaining property in cash (after paying or adequately providing for the payment of all debts and liabilities of the Trust) among the shareholders of the Trust pro rata; and

          (g) filing the necessary or appropriate paperwork with the State of Delaware to dissolve the Trust and with the Securities and Exchange Commission to cease the Trust's registration as an investment company under the Investment Company Act of 1940 and as may otherwise be determined to be necessary or desirable to dissolve the Trust and wind-up its affairs.

     4. To assist in effecting the complete liquidation, winding up and dissolution of the Trust in accordance with this

Plan, the Committee is hereby authorized and directed to delegate any of their duties and responsibilities to any advisor, administrator, custodian, transfer agent, distributor or other service provider pursuant to their applicable service agreement with the Trust.

     5. The members of the Committee and the appropriate officers and employees of the Trust are hereby authorized and directed to execute all documents, file all papers and take all actions as such persons deem necessary or desirable for the purpose of effecting the complete liquidation, winding up and dissolution of the Trust in accordance with this Plan.

     6. Within the period beginning on the Adoption Date and ending on the date of the final liquidating distribution of the Trust's assets (the "Liquidation Period"), the Trust shall have the authority to engage in such transactions as may be necessary or appropriate to the sale or other disposition of its assets.

     7. On and after the Adoption Date, the Trust shall not at any time, enter into or engage in any trade or business, and no part of the assets of the Trust shall be used or disposed of by the trustees, officers, employees, or agents of the Trust in fur-

A-1

therance of any trade or business. On and after the Adoption Date, the trustees, officers, employees and agents of the Trust shall be restricted to the holding and collection of the assets and the distribution thereof and the payment of or provision for the liabilities of the Trust, for the purposes set forth in this Plan. In no event shall the Trust receive any property, make any distribution, satisfy or discharge any claims, expenses, charges, liabilities or obligations or otherwise take any action which is inconsistent with the complete liquidation, winding up and dissolution of the Trust.

     8. On and after the Adoption Date, the Trust shall not receive transfers of any assets prohibited by Revenue Procedure 82-58, as the same may be amended, supplemented or modified, including, but not limited to, any listed stock or securities, any readily marketable assets (other than short-term instruments pending use to pay liabilities or make distributions to stockholders), any operating assets of a going business, any unlisted stock of a single issuer that represents 80 percent or more of the stock of such issuer or any general or limited partnership interests other than transfers to it of such assets held by its down-stream affiliates.

     9. Within the Liquidation Period, the Trust shall pay or discharge, or set aside cash, securities or other assets for the payment or discharge of, or to otherwise provide for, its liabilities and obligations, including contingent or unascertained liabilities and obligations determined or otherwise reasonably estimated to be due either by the Committee or a court of competent jurisdiction, including among the foregoing, and without limiting the generality of the foregoing, administrative and investment advisory expenses, interest, penalties, taxes, assessments and public charges of every kind and nature.

     10. The Trust shall mail notice of its impending liquidation to known creditors and all employees of the Trust at least 20 days prior to filing articles of dissolution with the State of Delaware. The members of the Committee and the appropriate officers and employees of the Trust shall take any and all other actions as may be necessary or appropriate to carry out the provisions of this Plan and to effect the complete liquidation and dissolution of the Trust under the Delaware Statutory Trust Act.

     11. The members of the Committee and the appropriate officers of the Trust are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of the Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as such trustees and officers deem necessary or desirable in order to carry out the provisions of the Plan and effect the complete liquidation, winding up and dissolution of the Trust.

     12. The Board of Trustees may amend this Plan in any respect by a majority vote of the trustees and may abandon this Plan by a similar vote.

A-2

APPENDIX B

TRUSTEES' SHARE HOLDINGS

     The following chart lists the number of shares beneficially owned by the Trustees of the Trust as of August 8, 2005.

	TRUST
	SHARES	% OF SHARES
TRUSTEE	OWNED	OUTSTANDING

INTERESTED TRUSTEES:
Ralph L. Schlosstein	100	(1)
Robert S. Kapito	100	(1)
INDEPENDENT TRUSTEES:
Andrew F. Brimmer	23	(1)
Richard E. Cavanagh	100	(1)
Kent Dixon	1,000	(1)
Frank J. Fabozzi	100	(1)
R. Glenn Hubbard	100	(1)
James Clayburn La Force, Jr.	300	(1)
Walter F. Mondale	30	(1)

(1)   Less than 1% of the Trust.

B-1

APPENDIX C

     The following table sets forth the dollar range of equity securities beneficially owned in the Trust by each Trustee as of August 8, 2005.

DOLLAR RANGE OF EQUITY
SECURITIES
TRUSTEE	IN THE TRUST
INTERESTED TRUSTEES:
Ralph L. Schlosstein	$1-$10,000
Robert S. Kapito	$1-$10,000
INDEPENDENT TRUSTEES:
Andrew F. Brimmer	$1-$10,000
Richard E. Cavanagh	$1-$10,000
Kent Dixon	$10,001-$50,000
Frank J. Fabozzi	$1-$10,000
R. Glenn Hubbard	$1-$10,000
James Clayburn La Force, Jr.	$1-$10,000
Walter F. Mondale	$1-$10,000

C-1

APPENDIX D

     The following table sets forth the BlackRock Funds in which the shareholders of the Trust may invest, pursuant to the terms set forth in this Proxy Statement.

Bond Funds – Taxable	Bond Funds – Tax Free	Equity
Low Duration	Tax-Free Income	Large Cap Value
Intermediate Government	Pennsylvania Tax-Free Income	Large Cap Growth
Intermediate Bond	New Jersey Tax-Free Income	Mid Cap Value
Core Bond Total Return	Ohio Tax-Free Income	Mid Cap Growth
Core Plus Total Return	Delaware Tax-Free Income	Small Cap Growth Equity
Government Income	Kentucky Tax-Free Income	Small Cap Core Equity
GNMA Portfolio	Ultrashort Municipal	U.S. Opportunities
Managed Income		Global Science and Technology
High Yield Bond		International Opportunities
International Bond		Investment Trust
Enhanced Income		Index
Inflation Protected Bond		Asset Allocation
Intermediate Plus Bond		All Cap Global Resources
Aurora
Dividend Achievers
Health Sciences
Legacy
Small-Mid Cap Growth

D-1

PARTNERS BALANCED TRUST

Your vote is important. Please vote immediately.

Vote-by-Telephone Call toll-free 1-800-591-8269

If you vote by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark your votes as in this example.

PARTNERS BALANCED TRUST

		FOR	AGAINST	ABSTAIN
1.	To approve the proposed Plan of Liquidation and Dissolution with respect to Partners Balanced Trust.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

Please be sure to sign and date this proxy. Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Co-owner
Signature:	Date:	Signature:	Date:

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY
PARTNERS BALANCED TRUST
COMMON SHARES
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Anne F. Ackerley, Henry Gabbay and James Kong, each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the common shares of Partners Balanced Trust (the “Trust”) held of record by the undersigned on August 8, 2005 at the Special Meeting of Shareholders of the Trust to be held on September 14, 2005 or at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

IN THEIR DISCRETION,THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK BOXES IN BLUE OR BLACK INK. SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.

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